Exhibit 21

Subsidiaries of Entergy Corporation as of December 31, 2013

Certain subsidiaries, which if considered in the aggregate as a single subsidiary would not constitute a significant subsidiary as of December 31, 2013, have been omitted.

Name of Company	State of Incorporation

Entergy Corporation	Delaware
Entergy Arkansas, Inc.	Arkansas
System Fuels, Inc.	Louisiana
Arkansas Power & Light Company	Arkansas
Entergy Arkansas Restoration Funding, LLC	Delaware
Transmission Company Arkansas, LLC	Michigan
EGS Holdings, Inc.	Texas
Entergy Gulf States Louisiana, L.L.C.	Louisiana
Varibus LLC (Varibus)	Texas
Prudential Oil & Gas LLC	Texas
Southern Gulf Railway LLC	Texas
Gulf States Utilities Company	Texas
Transmission Company Louisiana I, LLC	Michigan
Entergy Louisiana Holdings, Inc.	Texas
Entergy Louisiana Properties, LLC	Texas
System Fuels, Inc.	Louisiana
Entergy Louisiana, LLC	Texas
Louisiana Power & Light Company	Louisiana
Entergy Louisiana Investment Recovery Funding I, L.L.C.	Louisiana
Transmission Company Louisiana II, LLC	Michigan
Entergy Mississippi, Inc.	Mississippi
System Fuels, Inc.	Louisiana
Jackson Gas Light Company	Mississippi
Entergy Power & Light Company	Mississippi
The Light, Heat and Water Company of Jackson, Mississippi	Mississippi
Mississippi Power & Light Company	Mississippi
Transmission Company Mississippi, LLC	Michigan
Entergy New Orleans, Inc.	Louisiana
System Fuels, Inc.	Louisiana
New Orleans Public Service, Inc.	Louisiana
Transmission Company New Orleans, LLC	Michigan
Entergy Texas, Inc.	Texas
Entergy Texas Restoration Funding, LLC	Delaware
Entergy Gulf States Reconstruction Funding I, LLC	Delaware
Prudential Oil & Gas LLC	Texas
Southern Gulf Railway LLC	Texas
GSG&T, Inc.	Texas
Transmission Company Texas, LLC	Michigan
System Energy Resources, Inc.	Arkansas
Entergy Services, Inc.	Delaware
Entergy Operations, Inc.	Delaware

Name of Company	State of Incorporation

Entergy Enterprises, Inc.	Louisiana
Entergy Nuclear, Inc.	Delaware
TLG Services, Inc.	Connecticut
Entergy Nuclear PFS Company	Delaware
Entergy Nuclear Potomac Company	Delaware
Entergy Nuclear Holding Company # 1	Delaware
Entergy Nuclear Generation Company	Massachusetts
Entergy Nuclear New York Investment Company I	Delaware
Entergy Nuclear Indian Point 3, LLC	Delaware
Entergy Nuclear FitzPatrick, LLC	Delaware
Entergy Nuclear Holding Company # 2	Delaware
Entergy Nuclear Operations, Inc.	Delaware
Entergy Nuclear Fuels Company	Delaware
Entergy Nuclear Holding Company	Delaware
Entergy Nuclear Midwest Investment Company, LLC	Delaware
Entergy Nuclear Palisades, LLC	Delaware
Entergy Nighthawk GP, LLC	Delaware
Entergy Nighthawk LP, LLC	Delaware
Entergy Rhode Island State Energy, L.P.	Delaware
Entergy Nuclear Holding Company # 3,	Delaware
Entergy Nuclear Indian Point 2, LLC	Delaware
Entergy Nuclear Nebraska, LLC	Delaware
Entergy Nuclear Vermont Investment Company, LLC	Delaware
Entergy Nuclear Vermont Yankee, LLC	Delaware
Entergy Finance Holding, Inc.	Arkansas
Entergy Nuclear Finance, LLC	Delaware
Entergy Global Trading Holdings, LLC	Delaware
Entergy Power Marketing Holding, II	Delaware
Entergy Nuclear Power Marketing, LLC	Delaware
Entergy Amalgamated Competitive Holdings, LLC.	Delaware
Entergy Power Gas Operations, LLC	Delaware
EWO Wind II, LLC	Delaware
Entergy Power Ventures, LLC	Delaware
EWO Marketing, LLC	Delaware
EAM Nelson Holding, LLC	Delaware
EK Holding III, LLC	Delaware
Entergy Power Investment Holding, Inc.	Delaware
Entergy Asset Management, Inc.	Delaware
Entergy Power, LLC	Delaware
Entergy International Holdings, LLC	Delaware
Entergy Global, LLC	Arkansas
Entergy International Ltd. LLC	Delaware
Entergy Holdings Company, LLC	Delaware